DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity # E0691812006-2
Document Number: 20060594708-61

Date Filed: 9/15/2006 3:08:25 PM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	China Vitup Health Care Holdings, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Resident Agents of Nevada, Inc. Name 711 S. Carson Street, Ste 4 — Street Address; Carson City — City; Nevada 89701 — Zip Code Optional Mailing Address; City; State Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 500,000,000 Par value: $ .0001 Number of shares without par value: 0
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if more than 3 directors/trustees)	1. Frank Pioppi — Name PO Box 110310 — Street Address; Naples — City; FL — State; 34108 — Zip Code 2. Cosmo Palmieri — Name PO Box 110310 — Street Address; Naples — City; FL — State; 34108 — Zip Code 3. Name Street Address; City; State Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: Professional healthcare services and any other lawful business activities
6. **Names, Address and Signature of Incorporator.** (attach additional page if more than 1 incorporator)	Sandra L. Miller — Name; Signature 711 S. Carson Street, Ste 4 — Address; Carson City — City; NV — State; 89701 — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company 9/15/2006 — Date

This form must be accompanied by appropriate fees.

ADDITION TO ARTICLES OF INCORPORATION

China Vitup Health Care Holdings, Inc. expressly elects to not be governed by NRS 78.411 to 78.444, inclusive.